Exhibit 99.2

SPITFIRE CONTROL, INC.

FINANCIAL STATEMENTS

MARCH 31, 2012 AND 2011

SPITFIRE CONTROL, INC.

CONSOLIDATED BALANCE SHEETS

MARCH 31, 2012 and DECEMBER 31, 2011

	March 31, 2012	December 31, 2011
ASSETS
Current Assets
Cash	$741,632	$580,710
Marketable securities	16,460	16,460
Accounts receivable, net	3,549,768	4,675,404
Inventories	6,587,919	4,931,789
Other current assets	228,475	202,766

Total current assets	11,124,254	10,407,129

Property and equipment, net	976,999	1,012,752

Other assets
Patent, net	760,957	800,012
Other non-current assets	130,077	165,523

Total other assets	891,034	965,535

Total assets	$12,992,287	$12,385,416

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Line of credit	$—	$—
Accounts payable	16,035,364	15,319,766
Accrued expenses	434,422	457,110

Total current liabilities	16,469,786	15,776,876

Non-current liabilities
Other non-current liabilities	671,685	431,161

Total liabilities	17,141,471	16,208,037

Stockholders’ Equity (Deficit)
Total Spitfire Control, Inc. Equity	194,759	(258,214)
Noncontrolling interests in variable interest entities	(4,343,943)	(3,564,407)

Total stockholders’ equity (deficit)	(4,149,184)	(3,822,621)

Total liabilities and stockholders’ equity	$12,992,287	$12,385,416

See accompanying notes to unaudited consolidated financial statements.

SPITFIRE CONTROL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THREE MONTHS ENDED MARCH 31, 2012 and 2011

	March 31, 2012	March 31, 2011

Revenue	$13,132,878	$8,722,593

Cost of goods sold	11,817,146	7,483,580

Gross profit	1,315,732	1,239,013

Operating expenses	1,459,165	2,250,947

Operating income (loss)	(143,433)	(1,011,934)

Other income (expense)
Interest income	429	365
Interest expense	(347)	(14,839)
Other income (expense)	(169,705)	85,280

Total other income (expense)	(169,623)	70,806

Loss before taxes	(313,056)	(941,128)

Income taxes	13,507	77,732

Net loss	(326,563)	(1,018,860)
Net loss attributable to noncontrolling interest	(779,536)	(521,461)

Net loss attributable to Spitfire Control, Inc.	$452,973	$(497,399)

Comprehensive Income

Net loss	$(326,563)	$(1,018,860)
Foreign currency translation adjustment	(2,760)	(7,189)

Comprehensive loss	(329,323)	(1,026,049)

Comprehensive income loss attributable to non controlling interest	(779,536)	(521,461)

Comprehensive income (loss) attributable to Spitfire Control, Inc.	$450,213	$(504,588)

See accompanying notes to unaudited consolidated financial statements

SPITFIRE CONTROL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THREE MONTHS ENDED MARCH 31, 2012 and 2011

	March 31, 2012	March 31, 2011
Cash flow from operating activities
Net loss	$(326,563)	$(1,018,860)
Adjustments to reconcile net loss to net cash flows from operating activities
Depreciation and amortization	165,319	155,673
Changes in assets and liabilities
Accounts receivable	1,125,636	60,716
Inventories	(1,656,130)	153,269
Other current assets	9,736	38,580
Accounts payable	715,598	362,781
Accrued expenses	(22,688)	102,344
Other non-current liabilities	240,524	58,586

Net cash flows from operating activities	251,432	(86,911)

Cash flows from investing activities
Capital expenditures	(90,510)	(125,889)

Net cash flows from investing activities	(90,510)	(125,889)

Net changes in cash and cash equivalents	160,922	(212,800)

Cash and cash equivalents - beginning of period	580,710	924,961

Cash and cash equivalents - end of period	$741,632	$712,161

Supplemental cash flow information:
Cash paid for interest	$347	$14,839
Cash paid for income taxes	13,507	77,732

See accompanying notes to unaudited consolidated financial statements.

NOTES TO UNAUDITED SPITFIRE CONTROL, INC. FINANCIAL STATEMENTS

Note A

Summary of Significant Accounting Policies

Nature of Operations

Spitfire Control, Inc. (“Spitfire”) is an Illinois corporation that designs and engineers controls for appliances used by its customers in the manufacturing process. Customers are primarily located in the US and Canada.

The principal shareholder of Spitfire Control, Inc. also owns a majority share of High Point, LLC (“High Point”). High Point, doing business as Spitfire International, is an Illinois limited liability holding company that owns 92% of Sherbet Investments, Limited, which owns 100% of Spitfire Control (Cayman) Co Ltd. High Point also owns 99.99% of DAC (as hereafter defined).

Digital Appliance Controls de Mexico, S.A. de C.V. (“DAC”) is a Mexican corporation that provides manufacturing services to Spitfire Consolidated (as hereafter defined) under a maquilladora agreement. All materials, finished goods, and equipment used and produced by DAC are provided by Spitfire Consolidated and remain property of Spitfire Consolidated at all times.

Sherbet Investments, Limited. (“Sherbet”) is a holding company and is owned 92% by High Point and 8% by an individual.

Spitfire Control (Cayman) Co Ltd. (“Cayman”) is a holding company that owns 100% of the stock in Spitfire Control (Vietnam) Co Ltd.

Spitfire Control (Vietnam) Co Ltd. (“SPV”) is a Vietnamese corporation that manufactures goods to be sold and distributed by Spitfire.

Principles of Consolidation

The consolidated financial statements include the accounts of, High Point, DAC, Cayman, and SPV (collectively “Spitfire International”) and Spitfire (Spitfire and Spitfire International are referred to collectively as “Spitfire Consolidated”). The accounts of Sherbet are not material to Spitfire Consolidated.

Spitfire Consolidated follows accounting principles generally accepted in the United States of America (“US GAAP”) for consolidation of related companies, which provides a framework for identifying variable interest entities (“VIEs”) and determining when a reporting company should include the assets, liabilities, noncontrolling interests and results of activities of a VIE in its consolidated financial statements.

A VIE must be consolidated if the reporting enterprise has both (a) the power to direct the activities of the VIE that most significantly impact the entity’s economic performance and (b) the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE. Spitfire has identified High Point, DAC, SPV and Cayman to be VIEs of which Spitfire is the primary beneficiary and therefore their accounts have been included in these consolidated financial statements.

The following VIE disclosures aggregate all of the Spitfire Consolidated’s VIEs because separate reporting would not provide more useful information regarding the risk and reward characteristics and significance of each VIE to Spitfire Consolidated.

The classification and carrying amounts of the variable interest entities’ assets and liabilities that have been consolidated in Spitfire International’s financial statements are as follows:

	March 31, 2012	March 31, 2011
Assets
Cash and cash equivalents	$52,433	$330,223
Accounts receivable	65,256	24,208
Intercompany receivable (a)	1,902,446	1,091,196
Inventories	5,921,838	3,421,763
Other current assets	111,135	84,183
Property and equipment, net	964,166	1,124,486
Investment in subsidiary (a)	844,111	512,147
Other non-current assets	44,239
Intercompany notes receivable (a)	5,445,364	6,054,630

Total assets	$15,350,988	$12,642,836

Liabilities
Accounts payable	$3,079,383	$1,457,937
Intercompany payables (a)	11,278,092	7,554,077
Accrued expenses	373,439	250,402
Note payable - related party (a)	5,445,364	5,445,364
Other non-current liabilities	669,123	429,821

Total liabilities	$20,845,401	$15,137,601

(a) - These amounts eliminate in the consolidation process.

Foreign Currency Translation

The U.S. dollar is the functional currency for Spitfire, High Point, Cayman, and SPV. The functional currency of DAC in Mexico is its local currency. Substantially all intercompany transactions are conducted in U.S. dollars.

Fair Value of Financial Instruments

The accounting standards regarding fair value of financial instruments and related fair value measurements define financial instruments, define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurements, and require enhanced disclosures regarding fair value measures.

The fair value hierarchy levels which prioritize observable and unobservable inputs are:

Level 1:	Quoted prices in active markets that are accessible at the measurement date for assets or liabilities

Level 2:	Observable prices that are based on inputs not quoted on active markets, but corroborated by market data

Level 3:	Unobservable inputs that are used when little or no market data is available

Spitfire Consolidated’s short-term financial instruments consist of the following: cash and cash equivalents, accounts receivable, accounts payable and accrued expenses. The carrying values of these short-term financial instruments approximate their estimated fair values based on the instruments’ short-term nature.

Marketable securities are carried at fair value based on quoted market prices. Marketable securities consist of publicly traded equity securities with readily determinable fair values and have therefore been valued at fair values using Level 1 input. These securities are classified as available-for-sale securities, and therefore adjustments to market value are recorded as a separate component of equity. Realized gains and losses upon disposition are determined using the specific identification method.

For the three months ended March 31, 2012 and December 31, 2011, there have been no changes in the application of valuation methods applied to similar assets and liabilities.

Revenue Recognition

Spitfire Consolidated recognizes revenue when the customer takes ownership, generally upon product shipment, and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists and the sales price is fixed or determinable.

Cash and Cash Equivalents

Spitfire Consolidated defines cash equivalents as highly liquid, short-term investments with a maturity at the date of acquisition of three months or less. Cash equivalents consist of depository accounts with financial institutions at March 31, 2012 and 2011.

Spitfire Consolidated maintains cash balances primarily with one bank. Cash balances in the United States are in non-interest bearing accountants and therefore are 100% insured. Additionally, Spitfire Consolidated had cash accounts for its various foreign sales offices that exist in countries outside the US and are not insured. These deposits, valued in US dollars, are approximately $52,000 and $70,000 at March 31, 2012 and December 31, 2011, respectively. Management does not believe a risk of loss exists related to these concentrations

Accounts Receivable

Spitfire Consolidated reviews customers’ credit history before extending unsecured credit and believes credit risk on accounts receivable is minimized as a result of the nature of Spitfire Consolidated’s customer base. Invoices are due 30 to 60 days after presentation. Spitfire Consolidated does not accrue interest on past due accounts receivable. Accounts receivable over 90 days are considered past due. Receivables are written off only after all collection attempts have failed and are based on individual credit evaluation and specific circumstances of the customer. Accounts receivable are shown net of an allowance for doubtful accounts of approximately $10,000 at both March 31, 2012 and December 31, 2011.

Shipping and Handling Costs

Shipping and handling costs charged to customers have been included in revenues. Shipping and handling costs incurred by Spitfire Consolidated of approximately $168,517 in the three months ended March 31 2012, compared to $30,621 in the quarter ended March 31, 2011, have been included in cost of goods sold.

Inventories

Spitfire Consolidated’s inventories consist of raw materials and finished goods. Inventories are stated at the lower of cost or market value, cost is determined by the first-in, first-out method. Cost includes materials, labor, and manufacturing overhead related to the production of inventories. Inventory reserves are calculated based on future usage and/or management’s best estimate.

Property and Equipment

Property and equipment are stated at cost. Provisions for depreciation and amortization of property and equipment are computed using straight-line methods over the estimated useful lives of the assets. The lives of the assets range from 3 to 7 years, depending on asset type. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation are removed from the accounts and resulting gains or losses are included in income. For income tax reporting purposes, depreciation is calculated using applicable accelerated methods.

Expenditures for maintenance, repairs and minor renewals are charged to expense when incurred.

Patent

The patent is amortized on a straight-line basis over a period of fifteen years.

Impairment of Long-Lived Assets

Spitfire Consolidated reviews long-lived assets, including property and equipment, and the patent, for impairment whenever events or changes in business circumstances indicate that the carrying amount of these assets may not be fully recoverable. An impairment loss would be recognized when the estimated future undiscounted cash flows from the use of the asset are less than the carrying amount of that asset.

Research and Development Costs

Research and development costs are charged to operations when incurred.

Income Taxes

In 2010, Spitfire, with the consent of its stockholder, elected under the Internal Revenue Code to be an S Corporation effective January 1, 2009. Approval for this status was granted by the IRS in 2010. Spitfire has therefore been treated as an S corporation in the consolidated financial statements.

In lieu of corporate income taxes, the stockholders of an S Corporation are taxed on their proportionate share of corporation’s taxable income. Therefore, no provision or liability for federal income taxes has been included in these consolidated financial statements related to Spitfire activity. Spitfire is subject to certain state income taxes and federal income taxes for 2008, which is an open audit year, when Spitfire was structured as a C Corporation. Spitfire believes it has recorded the appropriate provisions for these taxes.

High Point has not provided U.S. deferred taxes for a significant portion of undistributed earnings of the Spitfire Consolidated’s foreign subsidiaries. Spitfire Consolidated’s intent is to keep unrepatriated funds indefinitely reinvested outside of the United States and current plans do not demonstrate a need to repatriate to fund U.S. operations. It is not practicable to estimate the amount of additional taxes that may be payable upon distribution.

Accounting for Uncertainty in Income Taxes

The tax effects from an uncertain tax position can be recognized in the financial statements if the position is more likely than not to be sustained on audit based on the technical merits of the position. Spitfire Consolidated recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized, upon ultimate settlement with the relevant tax authority. When applicable, interest and penalties are calculated based on guidance from the relevant tax authority and recorded in the consolidated financial statements. At March 31, 2012. there were no uncertain tax positions recorded in the consolidated financial statements.

Foreign Currency Translation

Spitfire Consolidated’s consolidated entities are located in Mexico, Cayman Islands, and Vietnam. The functional currency of DAC in Mexico is the local currency. Accordingly, assets and liabilities of DAC are translated from the foreign currency into U.S. dollars at the exchange rates in effect at the balance sheet date while income and expenses are translated at the weighted-average exchange rates for the year. Adjustments resulting from the translation of DAC’s financial statements are classified as a separate component of equity. The functional currency of SPV in Vietnam and Cayman in the Cayman Islands is the U.S. Dollar.

Gains and losses for all transactions denominated in a currency other than the functional currency are recognized in the period incurred and included in operating expenses on the accompanying consolidated statements of operations. Foreign currency gains and losses for the three months ended March 31, 2012 and 2011 were not significant.

Estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined and consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations

One customer accounted for approximately 70% and 75% of net sales during the three months ended March 31, 2012 and 2011, respectively. Amounts due from this customer represented approximately 59% and 77% of accounts receivable as of March 31, 2012 and 2011, respectively. Another customer accounted for approximately 13% and 21% of revenues during the three months ended March 31, 2012 and 2011, respectively. Amounts due from this customer represented approximately 8% and 11% of accounts receivable as of March 31, 2012 and 2011, respectively. Amounts due from another customer represented approximately 14% of accounts receivable as of March 31, 2011.

One vendor accounted for approximately 67% and 81% of purchases during the three months ended March 31, 2012 and 2011, respectively. No other single vendor comprised greater than 10% of purchases. Amounts due to this vendor represented approximately 94% and 93% of accounts payable as of March 31, 2012 and 2011, respectively.

Note B

Inventories

Inventories consisted of the following:

	March 31, 2012	December 31, 2011
Raw Materials	$3,901,438	$3,124,310
Finished Goods	3,781,395	2,854,783

	7,682,833	5,979,093
Less reserves	(1,094,914)	(1,047,304)

Total inventories, net	$6,587,919	$4,931,789

Note C

Property and Equipment

The major categories of property and equipment are summarized as follows:

	March 31, 2012	December 31, 2011

Machinery and equipment	$2,630,787	$2,524,491
Furniture and fixtures	172,750	158,789
Leasehold improvements	109,715	100,846

Total property and equipment	2,913,252	2,784,126

Less accumulated depreciation and amortization	1,936,253	1,771,374

Net property and equipment	$976,999	$1,012,752

Depreciation and amortization expense was $135,391 and $122,340 for the three months ended March 31, 2012 and 2011, respectively.

Note D

Patent

The patent consisted of the following:

	March 31, 2012	December 31, 2011
Patents	$2,000,000	$2,000,000

Less: accumulated amortization	1,239,043	1,199,988

Patent, net	$760,957	$800,012

For the three months ended March 31, 2012 and 2011 amortization of the patent amounted to $133,332 each year. Estimated amortization expense of the patent for each of the next five years and thereafter are:

Year:	Amount
2012	$100,000
2013	133,332
2014	133,332
2015	133,332
2016	133,332
Thereafter	133,352

Total	$766,660

Note E

Income taxes

Income tax expense was as follows for the three months ended March 31, 2012 and 2011:

	2012	2011
U.S federal	—	—
U.S federal state	—	58,315
Foreign	13,507	19,417

	$13,507	$77,732

For the 3 months ended March 31, 2012 and 2011, income taxes included state income taxes due in states for which Spitfire maintained a C-Corporation status and taxes relating to Spitfire Consolidated’s foreign operations.

Note F

Line-of-Credit

Spitfire Consolidated has a $2,000,000 operating line-of-credit with a bank, collateralized by substantially all assets of Spitfire Consolidated. The bank, in its sole discretion, has the right to disallow additional advances on the line-of-credit at any time. In the event the bank disallows future advances, the outstanding line-of-credit balance must be paid by Spitfire Consolidated in 48 consecutive monthly principal payments, plus interest and fees. Interest is payable monthly at the Wall Street Journal Prime Rate (3.25% at March 31, 2012). The interest rate was 3.25% at March 31, 2011. The line-of-credit was terminated December 31, 2011.

Note G

Employee Benefit Plan, Seniority Premiums and Termination Benefits

Spitfire Consolidated has a 401(k) profit sharing plan that covers substantially all nonunion employees who meet certain eligibility requirements. Participants may contribute amounts in accordance with Internal Revenue Code regulations. Spitfire Consolidated contributes 3% of employee salary regardless of employee participation after the employee has one year of service. Participants are immediately 100% vested in the 3% contribution. Spitfire Consolidated may, at its discretion, make additional profit sharing contributions to the plan. Participants vest in Company profit sharing contributions over a six-year vesting schedule. Spitfire Consolidated made contributions of approximately $0 and $20,925 for the three months ended March 31, 2012 and 2011, respectively.

DAC is required to accrue for seniority premiums and termination benefits. The cost obligations and other elements of seniority premiums and termination benefits for reasons other than restructuring have been determined based on computations prepared by independent actuaries at, March 31, 2012 and December 31, 2011, and are included in other non-current liabilities in the consolidated balance sheets.

Note H

Operating Leases

Spitfire conducts its operations from facilities in Carpentersville, Illinois, Crystal Lake, Illinois, Springfield, Tennessee and Austin, Texas, which are leased from both nonrelated and related parties. Spitfire’s Carpentersville facility lease with a related party expires in October 2014, but contains two five-year renewal options. Spitfire has two leases for properties in Crystal Lake with one expiring in April 2013 and the other in May 2013. The Springfield facility lease is currently on a month-to month arrangement and the Austin facility lease expired in May 2012. Spitfire did not renew the Austin facility lease.

DAC leases facilities in Mexico for administrative and assembly operations under a lease agreement, settled in US dollars, expiring August 2012. Spitfire Consolidated anticipates renewing the lease under a two year renewal option.

SPV leases a facility in Vietnam for its operations under a lease expiring July 2015.

Total future minimum rental payments for each of the next four years and in the aggregate are:

Year	Total	Related Party	Non-related Party
2012	$151,480	$63,197	$138,776
2013	231,898	86,791	145,107
2014	196,338	74,125	122,213
2015	122,213	—	122,213

Total	$752,422	$224,113	$528,309

Non-related party rent expense, including real estate taxes, was approximately $142,939 for the three months ended March 31, 2012 and 2011, respectively. Related party rent expense, including real estate taxes, was approximately $22,926 for the years ended March 31, 2012 and 2011, respectively.

Note I

Related Party Transactions

Spitfire Consolidated leases its main office and plant from a building partnership that is jointly owned by five employees of Spitfire Consolidated. These employees are not members of Spitfire Consolidated’s board of directors or executive officers. Total rent expense paid on these leases was $21,066 and $23,575 for the three months ended March 31, 2012 and 2011, respectively.

Loans to employees are included in other current assets and are due on demand with interest at short-term applicable federal rates. The balance of these loans outstanding was $94,890 and $77,932 at March 31, 2012 and December 31, 2011, respectively. Total repayments by employees on these loans were $462 and $374 for the three months ended March 31, 2012 and 2011, respectively.

Loan to shareholder is a component of equity and is due on demand with interest at short-term applicable federal rates. Total repayments by the shareholder on the loan were $0 for the three months ended March 31, 2012 and 2011, respectively.

Note J

Subsequent Event

The Company evaluated subsequent events through the date of the accompanying financial statements were available to be issued which was August 13, 2012 that require disclosure or recognition in the financial statements.

On May 31, 2012, pursuant to a purchase agreement, SigmaTron International, Inc. (“SigmaTron”) purchased substantially all of the assets of Spitfire Consolidated for a purchase price of: (i) the satisfaction and release of the account payable of approximately $16 million owed by Spitfire Consolidated to SigmaTron; (ii) future payments, which are based upon the annual post-closing performance of the business during each of SigmaTron’s fiscal years 2013 through 2019; and (iii) at Spitfire Consolidated’s direction, the issuance to Gregory Jay Ramsey, President, of Spitfire Consolidated of 50,000 shares of restricted common stock of the SigmaTron, 12,500 of which vest upon the closing of the transaction and 12,500 of which will vest on each of the first, second and third anniversaries of the closing of the transaction.